SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 8, 2018

Date of Report (Date of earlies event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 8, 2018, Janeen S. Judah was appointed to the board of directors (the “Board”) of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (the “Partnership”). Ms. Judah will serve on the Audit Committee of the Board and the newly-formed Sustainability Committee of the Board.

Ms. Judah will be compensated in accordance with the Partnership’s compensation policy for non-employee directors as described in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. There are no arrangements or understandings between Ms. Judah and any other person pursuant to which Ms. Judah was appointed to the Board, and there are no relationships between Ms. Judah and the Partnership that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, as amended, Ms. Judah will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the appointment of Ms. Judah is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 8, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: November 8, 2018	By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer

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